EXHIBIT 23.2



                    CONSENT OF CROWE, CHIZEK AND COMPANY LLP


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement Nos. 33-80171 and 333-22523 of First Midwest Financial, Inc. on Forms S-8 and in Registration Statement No. 333-9871 of First Midwest Financial, Inc. on Form S-3 of our report dated October 15, 1999, contained in Exhibit 99 to First Midwest Financial, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.


                                             /s/ Crowe, Chizek and Company  LLP
                                             ----------------------------------
                                             Crowe, Chizek and Company LLP



South Bend, Indiana
December 28, 2001